UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2008
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2008, Peerless Systems Corporation (the “Company”) entered into an employment agreement (the “Agreement”) with Edward Gaughan, its Acting President and Vice President/Head of Sales.  Pursuant to the Agreement, Mr. Gaughan will receive an annual salary of $200,000 and will be eligible to receive: (i) retention bonuses of a maximum aggregate amount of $92,500 through May 31, 2010, (ii) performance achievement bonuses of a maximum aggregate amount of $50,000 and (iii) incentive compensation upon the achievement of certain goals. In addition, Mr. Gaughan will be entitled to participate in the Company’s medical insurance, retirement and other benefit plans and will receive severance payments, including a lump sum payment equal to nine months base salary, under certain circumstances upon termination of his employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: December 15, 2008	By:	/s/ William Neil
Name: William Neil Title: Acting Chief Executive Officer and Executive Financial Officer